Exhibit 4.5

SUPPLEMENT TO SECURITY AGREEMENT

This SUPPLEMENT TO SECURITY AGREEMENT, dated June 30, 2005 is delivered by the undersigned in favor of U.S. Bank National Association, as Trustee (together with any successor Trustee pursuant to the terms of the Indenture, the “Secured Party”), acting in the capacity of collateral agent for the benefit of itself and the Holders, pursuant to the Pledge and Security Agreement, dated as of April 16, 2004 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Diamond Jo, LLC, a Delaware limited liability company (“DJL”), Peninsula Gaming Corp., a Delaware corporation (f/k/a The Old Evangeline Downs Capital Corp.) (“Gaming”), OED Acquisition, LLC, a Delaware limited liability company (“OEDA”), Peninsula Gaming Corporation, a Delaware corporation (“PG Corp.”), The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (“OED”), and each additional Guarantor (as defined in the Indenture referred to therein) and Issuer (as defined in the Indenture) from time to time party thereto pursuant to Section 5.2 thereof, and the Secured Party.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

The undersigned does hereby grant to the Secured Party a security interest in, all of the undersigned’s right, title and interest in and to all Collateral set forth on Schedule A attached hereto to secure the Secured Obligations of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located.  The undersigned hereby further agrees, as of the date first written above, to be bound by all of the terms and provisions of the Security Agreement, as supplemented by this Supplement to Security Agreement.  The undersigned hereby makes all of the representations and warranties set forth in the Security Agreement, and hereby represents and warrants that the attached supplements to Schedules accurately and completely set forth all information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the schedules to the Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to Security Agreement to be duly executed and delivered by its duly authorized officer.

DIAMOND JO WORTH HOLDINGS, LLC

			By:	/s/ Natalie A. Schramm
				Name:	Natalie A. Schramm
				Title:	Vice President

ACCEPTED AND AGREED TO BY:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, as Secured Party

By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President

Schedule A

Debtor’s Name	Pledged Company	Number of Shares/ Membership Units	Class of Pledged Interests	Percentage of Class Owned	Certificate No(s).
Diamond Jo Worth Holdings, LLC	Diamond Jo Worth, LLC	100	Membership Interest	100%	1
Diamond Jo Worth Holdings, LLC	Diamond Jo Worth Corp.	100	Common Stock	100%	1